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                                                                    Exhibit 21.1

                       FOCAL COMMUNICATIONS CORPORATION


                             List of Subsidiaries


     .    FOCAL COMMUNICATIONS CORPORATION OF CALIFORNIA

     .    FOCAL COMMUNICATIONS CORPORATION OF COLORADO

     .    FOCAL COMMUNICATIONS CORPORATION OF FLORIDA

     .    FOCAL COMMUNICATIONS CORPORATION OF GEORGIA

     .    FOCAL COMMUNICATIONS CORPORATION OF ILLINOIS

     .    FOCAL COMMUNICATIONS CORPORATION OF MASSACHUSETTS

     .    FOCAL COMMUNICATIONS CORPORATION OF MICHIGAN

     .    FOCAL COMMUNICATIONS CORPORATION OF MID-ATLANTIC

     .    FOCAL COMMUNICATIONS CORPORATION OF MISSOURI

     .    FOCAL COMMUNICATIONS CORPORATION OF NEW JERSEY

     .    FOCAL COMMUNICATIONS CORPORATION OF NEW YORK

     .    FOCAL COMMUNICATIONS CORPORATION OF OHIO

     .    FOCAL COMMUNICATIONS CORPORATION OF PENNSYLVANIA

     .    FOCAL COMMUNICATIONS CORPORATION OF TEXAS

     .    FOCAL COMMUNICATIONS CORPORATION OF VIRGINIA

     .    FOCAL COMMUNICATIONS CORPORATION OF WASHINGTON

     .    FOCAL COMMUNICATIONS CORPORATION OF WISCONSIN

     .    FOCAL TELECOMMUNICATIONS CORPORATION

     .    FOCAL FINANCIAL SERVICES, INC.

     .    FOCAL INTERNATIONAL CORP.